Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, Nos. 333-186353, 333-179252, 333-171967, 333-164576, 333-157030, 333-148979, 333-140337, 333-131395, 333-122399, and 333-113559) pertaining to the MEDITECH 2004 Stock Purchase Plan of our report dated September 25, 2014, with respect to the consolidated financial statements of Medical Information Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Boston, Massachusetts
September 25, 2014